Exhibit 99.1

Reign Resources Corporation and Sigyn Therapeutics Announce Definitive Merger Agreement

The Combined Company will Operate as Sigyn Therapeutics and Focus on the Treatment of Life-Threatening Inflammatory Conditions that are Precipitated by Cytokine Storm Syndrome

– Treatment Opportunities for the Company’s Lead Therapeutic Candidate (Sigyn Therapy™) Include, but are not Limited to Sepsis, the #1 Cause of Hospital Deaths and Virus-Induced Cytokine Storm, a Leading Cause of SARS-CoV-2 (COVID-19) deaths.

– Sigyn’s co-founders have 50+ years of medical technology experience and played instrumental roles in the development of three technologies that the United States Food and Drug Administration (FDA) has permitted for use to treat COVID-19 infected individuals.

– A Deep Pipeline of Pre-Clinical, Clinical and Regulatory Milestones Planned Over the Next 12-18 Months

LOS ANGELES, California and SAN DIEGO, California, August 31, 2020 (ACCESSWIRE) – Reign Resources Corporation (“Reign”) (OTC): RGNPD and Sigyn Therapeutics, Inc. (“Sigyn”), a privately held medical technology company focused on the treatment of life-threatening inflammatory conditions, today announced that the companies have entered into a definitive merger agreement pursuant to which Reign will acquire all of the outstanding capital stock of Sigyn in exchange for shares of Reign common stock representing approximately 75 percent of Reign’s outstanding common stock. Upon completion of the merger transaction, Reign will be renamed Sigyn Therapeutics, Inc. and will be led by Sigyn co-founder Jim Joyce, who will serve as Chairman and CEO of the combined company. Additional announcements regarding the combined company’s management structure, Board of Directors and Science Advisory Board will be forthcoming.

Upon completion of the merger, Sigyn Therapeutics will be focused on addressing a significant unmet need in global health; the treatment of life-threatening inflammatory conditions that are precipitated by Cytokine Storm Syndrome (“The Cytokine Storm” or “CSS”) and not addressed with an approved therapy. The annual market opportunity for a therapeutic strategy to prevent or mitigate CSS has been reported to exceed $20 billion.

Sigyn Therapy™ is a development-stage blood purification technology designed to overcome the limitations of previous drugs and devices to treat life-threatening inflammatory conditions, including sepsis, which is the #1 cause of hospital deaths. The mechanism of Sigyn Therapy allows for a broad-spectrum of inflammatory targets to be depleted from the bloodstream. Among the targets are inflammatory cytokines, cytokine aggregates, endotoxin and CytoVesicles that transport cytokines and other inflammatory cargos.

Beyond sepsis, Cytokine Storm related therapeutic opportunities include, but are not limited to virus induced Cytokine Storm (a leading cause of COVID-19 deaths), bacteria induced Cytokine Storm, acute respiratory distress syndrome (ARDS) and acute forms of liver failure, including hepatic encephalopathy. Sigyn Therapy may also be a candidate to stabilize or extend the life of patients waiting for the identification of a matched liver for transplantation. In such a scenario, Sigyn Therapy™ would serve as a bridge-to-liver transplant. Cytokine Storm Syndrome can also result from trauma, severe burns, acute pancreatitis, adverse drug reactions, cancer immunotherapies, cancer cachexia, acute kidney injury (AKI) and severe pneumonia.

Other Corporate Highlights

-	Sigyn’s co-founders have 50+ years of experience in the medical technology field and played instrumental roles in the development of three technologies that have been cleared by the FDA to treat COVID-19 infected individuals.

-	Jim Joyce, the Chairman and CEO of Sigyn Therapeutics has two decades of public company CEO and Board leadership experience. Specific to therapeutic blood purification, Mr. Joyce was the founder, Chairman and CEO of Aethlon Medical, a company that he navigated from a single shareholder start-up to Nasdaq-traded Company with 8000+ shareholders.

-	Sigyn Therapy aligns with U.S. government initiatives to support broad-spectrum treatment countermeasures that mitigate life-threatening conditions resulting from pandemic outbreaks such as COVID-19.

-	A deep pipeline of pre-clinical, clinical and regulatory milestones are planned over the next 12-18 months.

About the Merger

Pursuant to the merger agreement, Reign will acquire all of the outstanding capital stock of Sigyn in exchange for the issuance of newly issued shares of Reign common stock upon closing, subject to the satisfaction of various closing conditions. Upon completion of the merger, the former equity holders of Sigyn Therapeutics will own approximately 75 percent of Reign’s common stock, calculated on a fully diluted basis. The transaction has been unanimously approved by the board of directors of both companies. Upon completion of the merger, the resulting entity will be known as Sigyn Therapeutics and will be headquartered in San Diego, California.

About Reign Resources Corporation

Reign Resources Corp. is a Los Angeles-based, gold exploration company with a specific focus on the Bendigo & Ballarat regions in Victoria, Australia.

About Sigyn Therapeutics

Sigyn Therapeutics is a development-stage therapeutic technology company headquartered in San Diego, California USA. Our focus is directed toward a significant unmet need in global health; the treatment of life-threatening inflammatory conditions that are precipitated by Cytokine Storm Syndrome and not addressed with an approved therapy. Our mission is to save lives.

Sigyn Therapy™ is a patent pending blood purification technology designed to mitigate cytokine storm syndrome through the broad-spectrum depletion of inflammatory targets from the bloodstream. Cytokine storm syndrome is the hallmark of sepsis, which is the most common cause of in-hospital deaths and claims more lives each year than all forms of cancer combined. Virus induced cytokine storm (VICS) is associated with high mortality and is a leading cause of SARS-CoV-2 (COVID-19) deaths. Other therapeutic opportunities include, but are not limited to bacteria induced cytokine storm (BICS), acute respiratory distress syndrome (ARDS) and acute forms of liver failure, such as hepatic encephalopathy.

To learn more, visit www.SigynTherapeutics.com or www.SigynTherapy.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of Reign Resources Corporation. (“Reign”) that involve substantial risks and uncertainties. All statements contained in this press release are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about Reign’s future financial performance, the impact of management changes, any proposed organizational restructuring, results of operations, capital resources to fund operations; statements about Reign’s expectations regarding the capitalization, resources and ownership structure of the combined company; statements about the potential benefits of the transaction; the expected completion and timing of the transaction and other information relating to the transaction; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Reign makes due to a number of important factors, including (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Reign’s business and the price of the common stock of Reign, (ii) the failure to satisfy of the conditions to the consummation of the transaction, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) risks related to the ability to realize the anticipated benefits of the transaction, including the risk that the businesses will not be integrated successfully, (v) the effect of the announcement or pendency of the transaction on Reign’s business relationships, operating results and business generally, (vi) risks that the proposed transaction disrupts current plans and operations, (vii) risks related to the combined entity’s ability to uplist to a national securities exchange, (viii) risks related to the combined entity’s access to existing capital and fundraising prospects to fund its ongoing operations, (ix) risks related to diverting management’s attention from Reign’s ongoing business operations, (x) other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, and (xi) the outcome of any legal proceedings that may be instituted against Reign related to the merger agreement or the transaction. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in “Risk Factors” and elsewhere in Reign’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and other reports filed with the SEC. The forward-looking statements in this press release represent Reign’s views as of the date of this press release. Reign anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Reign’s views as of any date subsequent to the date of this press release.

Contact Reign Resources Corporation

Joseph Segelman

Chairman, CEO

(213) 457-3772

info@reignsc.com

Contact Sigyn  Therapeutics, Inc.

Jim Joyce

Chairman, CEO

(619) 368-2000

jimjoyce@elevatescience.com